CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 48 to the Registration Statement Form N-1A, No. 2-72101 of Touchstone Tax-Free Trust and to the use of our report dated August 15, 2000, included therein.


                                   /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP

Cincinnati, Ohio
February 26, 2001